Exhibit 99.1          PRESS RELEASE

Vivakor Announces Termination of Memorandum of Understanding to Merge with Resolution Biomedical.

Irvine, CA, April 29, 2011 (GLOBE NEWSWIRE) -- Vivakor, Inc. (OTCBB:VIVK) announced today that the parties have mutually agreed to terminate their memorandum of understanding to merge Vivikor with Resolution Biomedical, Inc. due primarily to the inability to secure acceptable financing terms.  Vivakor continues to seek interested merger and acquisition candidates.

About Vivakor, Inc.

Vivakor™ is a biomedical/biotechnology company with transdisciplinary research that develops and acquires products in the fields of molecular medicine, electro-optics, biological handling and natural and formulary compounds that extend or improve life. More information can be found about Vivakor at www.vivakor.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding Vivakor's products and their related market potential. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor's filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Vivakor undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Contact:

Vivakor Investor Relations

info@vivakor.com